SUBSCRIPTION AGREEMENT
                                       for
                                ERGOVISION, INC.

Ergovision, Inc.
One Fairchild Court
Plainview, New York 11803

Attn: Mark H. Levin
      President & CEO

Gentlemen:

      The undersigned hereby subscribes to purchase ________* shares of Common Stock, $.001 par value (the "Shares"), of Ergovision, Inc. (the "Company") for a cash purchase price of $1.00 per Share. The undersigned herewith tenders to the Company a check or money order made payable to the order of "Ergovision, Inc." in the amount of $______________________, the total purchase price for all of the Shares subscribed for. The undersigned represents and warrants that the undersigned is a bona fide resident of the State of the undersigned's residence address indicated on the reverse side. This Subscription Agreement is made on the following terms and conditions:

      1. Acceptance and Delivery of Stock Certificate. The undersigned acknowledges that acceptance of the subscription made hereby is in the Company's discretion. Promptly following the Company's acceptance of such subscription, the Company is to return to the undersigned a copy of this Subscription Agreement (as accepted by the Company) as a receipt. A physical stock certificate representing Shares purchased is to be transmitted to the registered holder at the address indicated on the reverse side within thirty (30) days of the Company's receipt of this Subscription Agreement. The offering is being made on a "best efforts" basis. Except for the 1,000 Share minimum that must be purchased by any one investor, there is no minimum number of Shares to be sold in the Offering. There is no provision for the escrow or refund of any monies if less than all or a stated number of Shares are sold. As a result, the Company may immediately utilize funds received from sales of Shares to subscribers from whom the Company accepts subscriptions.

      2. Information about the Company. The undersigned acknowledges that: (a) prior to signing this Subscription Agreement, the undersigned received and reviewed the Company's Offering Circular dated April 15, 1997; (b) if the undersigned has requested the opportunity, the undersigned or a representative of the undersigned has had a reasonable opportunity to ask questions and receive answers from the officers of the Company and to obtain any additional information desired, and all such questions have been answered to the undersigned's satisfaction; and (c) if requested by the undersigned, all documents, records and books of the Company pertaining to this investment have been made available for inspection by the undersigned or a representative of the undersigned during reasonable business hours at the Company's business offices.

      3. High Degree of Risk. The undersigned has reviewed the risk factors described in the Offering Circular and acknowledges that an investment in the Shares is a speculative investment and involves a high degree of risk, and that the Company makes no assurances whatever concerning the present or prospective value of the Shares. The undersigned understands that the price per share of the Shares has been arbitrarily determined by the Company and bears no relationship to its assets, earnings, book value or other accepted criteria of value.

      4. Pennsylvania Residents. If a Pennsylvania resident, the undersigned agrees not to sell any of the Shares within a period of twelve months after the date of the Company's acceptance of this subscription.

Please register the Shares subscribed for as follows:

Name:_______________________________________             Date:__________________

As (check one):

      |_| Individual           |_| Tenants-in-Common    |_| Existing Partnership
      |_| Joint Tenants        |_| Corporation          |_| Trust
      |_| Minor with adult custodian under the Uniform Gift to Minors Act


--------------------------------------    --------------------------------------
      Signature of Subscriber                   Signature of Co-Subscriber

--------------------------------------    --------------------------------------
      Name of Subscriber (Printed)              Name of Co-Subscriber (Printed)

--------------------------------------    --------------------------------------
      Subscriber Tax I.D. or                    Co-Subscriber Tax I.D. or
      Social Security Number                    Social Security Number

                     --------------------------------------
                                Residence Address

                     --------------------------------------
                                  City or Town

                     --------------------------------------
                                 State Zip Code

                     ( )
                     --------------------------------------
                         Telephone, including area code

--------------------------------------------------------------------------------

ACCEPTED BY ERGOVISION, INC.

By:________________________________       Date_________________________________

NOTE: Please sign your name or names exactly as you wish the Shares to be registered. For Shares which are to be owned jointly or as tenants-in-common, each owner should sign. If signing for a trust, partnership or corporation, please indicate the name of such entity and the capacity in which you are acting. If executed by a trust, a majority of the trustees; if executed by a partnership, a general partner or by a corporation, a duly authorized officer should sign this Subscription Agreement.


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